Exhibit 10.26

                                  NONNEGOTIABLE
                                 PROMISSORY NOTE


$250,000 Cdn.                                           Issued: August ___, 2000
Principal Amount                                 Maturity Date: August ___, 2003


     FOR VALUE RECEIVED, Solpower Corporation, a Nevada corporation, or its designee ("Maker"), hereby promises to pay to Pico Holdings, Inc., a Delaware corporation ("Payee"), the principal amount ("Principal Amount") of Two Hundred Fifty Thousand Dollars (Cdn.$250,000) according to the following terms and conditions. This instrument is not negotiable or assignable by Payee except to a Permitted Transferee as defined below. All references to currency herein refer to Canadian Dollars.

     1. PAYMENT SCHEDULE.

          All unpaid portions of the Principal Amount of this Note shall be due and payable on August ___, 2003 (the "Maturity Date").

     2. ADJUSTMENT AND PREPAYMENT.

          (a) To the extent that the purchase price set forth in the Share Purchase Agreement dated August 21, 2000 among the Maker, the Payee, James W. Flowers, Patricia G. Flowers, Florcor, Inc. and Protocol Resources Management Inc., an Ontario corporation, is reduced pursuant to Section 2(e) of such Share Purchase Agreement or otherwise, the Principal Amount of this Note shall be reduced by the same amount ("Adjustment") and such Adjustment shall be treated as a prepayment of this Note as set forth in Section 2(b) below.

          (b) The Maker shall be entitled at any time to prepay any or all of the Principal Amount without penalty upon thirty (30) days written notice to Payee. Any prepayment shall be credited first to the aggregate unpaid Principal Amount and any Adjustment in the Principal Amount of the Note pursuant to
Section 2(a) shall be treated as a prepayment on the date that the Adjustment was made.

     3. DEFAULT. For purposes of this Note, a "Default" shall be deemed to have occurred upon any of the following events:

          (a) A failure by Maker to pay any Principal Amount owing under this Note when due on the Maturity Date;

          (b) A failure by Payee to effect the  Adjustment  in  accordance  with
Section 2; or

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          (c) Maker shall make an assignment for the benefit of creditors, or if a receiver of Maker's property shall be appointed, or if a petition in bankruptcy or for the reorganization under any Chapter of any Federal or State Bankruptcy Act or other similar proceeding under law for relief of debtors shall be filed by or against Maker, or if any lien of attachment, execution, lien, or claim of lien be placed against all or any portion of the assets of the Maker and is not cleared from the record or reasonably bonded against within ninety
(90) days after it has been filed; unless

          (d) Any such failure or action by Maker under Sections 3(a) and (b) shall not have been cured within thirty (30) days of receipt of a notice from Payee specifying the alleged Default or failure; and

          (e) Provided, however, that no delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Except as set forth in this Section 3, Maker hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind and hereby expressly waives and covenants not to assert any appraisement, stay, extension, redemption or similar laws, now or at any time hereafter enforce, which might delay, prevent or otherwise impede the enforcement of this Note.

     4. ASSIGNMENT. The rights and obligations of the parties hereunder shall not be assignable by either party without the consent of the other except Payee may assign its rights to a Permitted Transferee. For purposes hereof a Permitted Transferee, shall be a corporation, partnership or other entity, which is a successor by will, or other testamentary or non-testamentary transfer to a trust for the benefit of the individual transferring Payee or by merger, reorganization, consolidation or similar corporate transaction involving any of the Payees or in the case of the dissolution or liquidation of a non-individual Payee, the successor to the Payee or the previous Permitted Transferee pursuant to the corporate laws of the state of the formation of the transferring entity. To the extent such assignments are allowed, the provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective designees, heirs, legal representatives, successors and assigns, to the extent provided herein.

     5. COSTS. Maker shall pay, on demand, any and all costs and expenses, including reasonable attorneys' fees, incurred by Payees in connection with a Default and the collection of any portion of the Principal Amount and Interest accrued thereon.

     6. OFFSET. The amounts due under this Note are not subject to reduction or offset for any claims of Maker or its successors or assigns against any of the Payees or any third party.

     7. NO CONTINUING WAIVER. The waiver of a Default shall not constitute a continuing waiver or a waiver of any subsequent Default. Maker hereby waives presentment, demand, dishonor and notice of nonpayment.

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     8. NOTICE. All notices,  requests,  consents and other communications which may be desired or required hereunder shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered in person to the party named below, or three (3) days after mailing if deposited in the United States mail, first class, registered or certified mail, return receipt requested, with postage prepaid, addressed as follows:

     Payee:              Pico Holdings, Inc.
                         875 Prospect Street
                         Suite 301
                         La Jolla, CA  92037
                         Attn: Peter Wood
                         Telecopier:  858-456-6172

     With a copy to:     General Counsel
                         Pico Holdings, Inc.
                         875 Prospect Street
                         Suite 301
                         La Jolla, CA  92037
                         Telecopier: 858-456-6172

     If to Maker:        Solpower Corporation
                         7309 East Stetson Drive
                         Suite 102
                         Scottsdale, AZ 85251
                         Attn: Mr. Mark Robinson
                         Telecopier: 602-947-6324

     With a copy to:     Brand Farrar & Buxbaum LLP
                         515 South Flower Street
                         Suite 3500
                         Los Angeles, CA  90071
                         Attn: Margaret G. Graf
                         Telecopier: 213-426-6222

     10. SEVERABILITY. If any provision of this Note or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Note and the application of any such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     11. INTERPRETATION OF DOCUMENT. The parties hereto acknowledge and agree that this Note has been negotiated arms length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Note. Each party has had access to counsel of their selection. Accordingly, any rule of law, court decision or other legal precedent that would require interpretation of any ambiguities in this Note against the party that has drafted it is not applicable and is waived.

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     12.  GOVERNING LAW AND VENUE.  This Note and the rights and  obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Nevada, without giving effect to the choice of law principles thereof.


                                        SOLPOWER CORPORATION,
                                        a Nevada corporation


                                        By: /s/ Mark Robinson
                                            ------------------------------------
                                            Name: Mark Robinson
                                            Title: President and Chief Executive
                                                   Officer

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